Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Georgia Dividend Advantage Municipal Fund 2
811-21152
333-100220

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm and to elect members of the Board, (there was no solicitation to managements nominee).

To approve a new
 investment
management
agreement

 Common and
MuniPreferred
 shares voting
together as a
class

  MuniPreferred
 shares voting
together as a
class







   For

            2,505,067

                         -

   Against

                 97,342

                         -

   Abstain

                 49,161

                         -

   Broker Non-
Votes

               900,680

                         -

      Total

            3,552,250

                         -


Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012801.